UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT




     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 21, 2000




                        PIONEER NATURAL RESOURCES COMPANY
             (Exact name of Registrant as specified in its charter)



            DELAWARE                     1-13245               75-2702753
----------------------------------     -------------     ----------------------
 (State or other jurisdiction of        Commission          (I.R.S. Employer
  incorporation or organization)        File Number      Identification Number)



1400 WILLIAMS SQUARE WEST, 5205 N. O'CONNOR BLVD., IRVING, TEXAS       75039
----------------------------------------------------------------    -----------
          (Address of principal executive offices)                   (Zip code)



       Registrant's Telephone Number, including area code: (972) 444-9001



                                 Not applicable
              (Former name, former address and former fiscal year,
                          if changed since last report)



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                        PIONEER NATURAL RESOURCES COMPANY

                                TABLE OF CONTENTS


                                                                     Page

Item 9.  Regulation FD Disclosure................................      3


Signatures.......................................................      5



                                       2



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                        PIONEER NATURAL RESOURCES COMPANY


ITEM 9.     Regulation FD Disclosure

       The information in this document includes forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, and the business prospects of Pioneer Natural Resources Company ("Pioneer" or the "Company"), are subject to a number of risks and uncertainties which may cause the Company's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of oil and gas prices, product supply and demand, competition, government regulation or action, litigation, the costs and results of drilling and operations, the Company's ability to replace reserves or implement its business plans, access to and cost of capital, uncertainties about estimates of reserves, quality of technical data, and environmental risks. These and other risks are described in the Company's 1999 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that are available from the Company or the Securities and Exchange Commission.

Definitions of Oil and Gas Terms Used Herein

       Within this Current Report on Form 8-K, the following oil and gas terms have specific meanings: "Bbl" means a standard barrel of 42 United States gallons; "BPD" means barrels per day; "BOE" means a barrel-of-oil equivalent and is a standard convention used to express oil, natural gas liquids and gas volumes on a comparable oil equivalent basis (with equivalent gas volumes determined using the ratio of six thousand cubic feet of natural gas to one
BOE); "MBOEPD" means thousand BOE per day; "Btu" means British thermal unit and is an energy equivalent measure of natural gas; "Mcf" means one thousand cubic feet and is a measure of natural gas volume; and, "NGL" means natural gas liquid.

Fourth Quarter 2000 Outlook

       Oil and gas revenues. As a result of strong fourth quarter oil and gas supply and demand fundamentals, Pioneer's management expects that the Company's fourth quarter 2000 oil, NGL and gas revenues will exceed its third quarter levels by more than ten percent. The Company's fourth quarter realized price for oil, including the effects of oil price hedges, is expected to average approximately $26.00 per Bbl; the realized price for natural gas liquids is expected to be between $23.00 and $23.25 per Bbl. Pioneer's fourth quarter realized price for natural gas, including the effects of gas price hedges, is expected to average approximately $3.60 per Mcf.

       Pioneer's fourth quarter production is now expected to average 115 to 116 MBOEPD. In order to take advantage of high natural gas prices, Pioneer has elected during a portion of the fourth quarter not to recover ethane from natural gas produced in the United States mid-continent area. The ethane remaining in the natural gas stream raises the Btu content of the natural gas and the price realization per Mcf. As a consequence, United States liquids production will be reduced by approximately 1,000 BPD for the days during the fourth quarter which ethane is not recovered. Additionally, production from the Company's Tierra Del Fuego area in Argentina will be lower than originally estimated as a result of lower than expected gas demand. Runoff from unusually heavy winter snowfall has substantially increased availability of hydroelectric power, thereby displacing demand for gas power generation. Consequently, the Company's fourth quarter gas production in Argentina is expected to be approximately 20 percent less than third quarter levels.

       Costs and expenses. Several components of Pioneer's fourth quarter oil and gas production costs (including production and ad valorem taxes) are expected to exceed the third quarter reported levels, primarily as a result of higher oil and gas prices. During the fourth quarter, oil and gas production costs are expected to average $4.95 to $5.05 per BOE, as compared to $4.39 per BOE during the third quarter, reflecting increases in per BOE production taxes and field fuel costs. The Company's fourth quarter depreciation, depletion and amortization is expected to average $4.90 to $5.10 per BOE, as compared to third quarter depreciation, depletion and amortization expense of $4.99 per BOE. Total exploration and abandonment expense is expected to be $25 million to $32 million, as compared to $23 million during the third quarter. The first of two exploratory wells drilled in South Africa during the fourth quarter was unsuccessful. Results on the second exploratory well are expected by year-end. General and administrative expense is expected to be approximately $7 million to $9 million during the fourth quarter, as compared to $7 million during the third quarter.

                                       3


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Interest  expense  is  expected  to be $39  million  to $40  million,  including approximately $3 million of non-cash interest, as compared to $41 million during the third quarter.

       Asset dispositions. The Company expects to report a gain on the disposition of assets of approximately $6 million during the fourth quarter. The fourth quarter gain is primarily related to the sale of the Company's United States Spider Logansport oil and gas properties.

2001 Capital Budget

       Pioneer's 2001 capital budget will be approximately $430 million, which represents an increase of approximately $100 million over estimated 2000 capital expenditures. Approximately $70 million of the increase in 2001 capital expenditures will be allocated to the development of Pioneer's successful exploration programs in the deepwater Gulf of Mexico and in South Africa. Approximately 20 to 25 percent of the 2001 capital budget is expected to be directed toward exploratory drilling, with the remainder allocated to lower-risk development. A more detailed discussion of the Company's 2001 capital expenditures budget will be disclosed during early January 2001.


                                       4



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                        PIONEER NATURAL RESOURCES COMPANY

                               S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                PIONEER NATURAL RESOURCES COMPANY




Date:   December 21, 2000       By:   /s/ RICH DEALY
                                    -------------------------------------------
                                    Rich Dealy
                                    Vice President and Chief Accounting Officer


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